EXHIBIT 10.15

[MERRILL LYNCH LETTERHEAD]

                                                                  March 31, 1999

Dr. Simon Raab
Faro Technologies, Inc.
125 Technology Park
Lake Mary, FL 32746

               RE: EXTENSION OF WCMA LINE OF CREDIT NO. 740-07K27

Dear Dr. Raab,

It is a pleasure to inform you that we have approved an extension of the above-numbered WCMA Line of Credit for Faro Technologies, Inc.

     As extended, the new Maturity Date will be March 31, 2000, with all other terms and conditions remaining unchanged. In connection with this extension, a $5,000.00 fee will be charged to the WCMA Account.

Once again, we are pleased to provide you with this extension of your WCMA Line of Credit. Should you have any questions, please contact Manny Calzon at 813/273-8557.

Very truly yours,

Merrill Lynch Business Financial Services Inc.

By:  /s/ VALERIE WILDER
     ------------------
     Valerie Wilder
     Senior Portfolio Manager

cc:  Manny Calzon
     Chris Hunter